Exhibit 99.4

THE J. M. SMUCKER COMPANY

OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF

1.750% NOTES DUE 2018 FOR

ANY AND ALL OF THE OUTSTANDING 1.750% NOTES DUE 2018

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF

2.500% NOTES DUE 2020 FOR

ANY AND ALL OF THE OUTSTANDING 2.500% NOTES DUE 2020

$400,000,000 AGGREGATE PRINCIPAL AMOUNT OF

3.000% NOTES DUE 2022 FOR

ANY AND ALL OF THE OUTSTANDING 3.000% NOTES DUE 2022

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF

3.500% NOTES DUE 2025 FOR

ANY AND ALL OF THE OUTSTANDING 3.500% NOTES DUE 2025

$650,000,000 AGGREGATE PRINCIPAL AMOUNT OF

4.250% NOTES DUE 2035 FOR

ANY AND ALL OF THE OUTSTANDING 4.250% NOTES DUE 2035

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF

4.375% NOTES DUE 2045 FOR

ANY AND ALL OF THE OUTSTANDING 4.375% NOTES DUE 2045

[●], 2015

To Our Clients:

Enclosed for your consideration are a Prospectus, dated [●], 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by The J. M. Smucker Company, an Ohio corporation (the “Issuer”) and certain subsidiaries of the Issuer (the “Guarantors”), to exchange (i) an aggregate principal amount of up to $500,000,000 of 1.750% Notes due 2018 (the “2018 Exchange Notes”) for any and all of the outstanding 1.750% Notes due 2018 (the “2018 Old Notes”), (ii) an aggregate principal amount of up to $500,000,000 of 2.500% Notes due 2020 (the “2020 Exchange Notes”) for any and all of the outstanding 2.500% Notes due 2020 (the “2020 Old Notes”), (iii) an aggregate principal amount of up to $400,000,000 of 3.000% Notes due 2022 (the “2022 Exchange Notes”) for any and all of the outstanding 3.000% Notes due 2022 (the “2022 Old Notes”), (iv) an aggregate principal amount of up to $1,000,000,000 of 3.500% Notes due 2025 (the “2025 Exchange Notes”) for any and all of the outstanding 3.500% Notes due 2025 (the “2025 Old Notes”), (v) an aggregate principal amount of up to $650,000,000 of 4.250% Notes due 2035 (the “2035 Exchange Notes”) for any and all of the outstanding 4.250% Notes due 2035 (the “2035 Old Notes”) and (vi) an aggregate principal amount of up to $600,000,000 of 4.375% Notes due 2045 (the “2045 Exchange Notes” and, together with the 2018 Exchange Notes, the 2020 Exchange Notes, the 2022 Exchange Notes, the 2025 Exchange Notes and the 2035 Exchange Notes, the “Exchange Notes”) for any and all of the outstanding 4.375% Notes due 2045 (the “2045 Old Notes” and, together with the 2018 Old Notes, the 2020 Old Notes, the 2022 Old Notes, the 2025 Old Notes and the 2035 Old Notes, the “Old Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, are not entitled to registration rights and do not have the right to earn additional interest under circumstances relating to the Issuer’s registration obligations. The Old Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes are unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Old Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Old Notes” include the related Old Guarantees. The Issuer will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2015 (THE “EXPIRATION DATE”), UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated [●], 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by The J. M. Smucker Company, an Ohio corporation (the “Issuer”) and certain subsidiaries of the Issuer (the “Guarantors”) to exchange (i) an aggregate principal amount of up to $500,000,000 of 1.750% Notes due 2018 (the “2018 Exchange Notes”) for any and all of the outstanding 1.750% Notes due 2018 (the “2018 Old Notes”), (ii) an aggregate principal amount of up to $500,000,000 of 2.500% Notes due 2020 (the “2020 Exchange Notes”) for any and all of the outstanding 2.500% Notes due 2020 (the “2020 Old Notes”), (iii) an aggregate principal amount of up to $400,000,000 of 3.000% Notes due 2022 (the “2022 Exchange Notes”) for any and all of the outstanding 3.000% Notes due 2022 (the “2022 Old Notes”), (iv) an aggregate principal amount of up to $1,000,000,000 of 3.500% Notes due 2025 (the “2025 Exchange Notes”) for any and all of the outstanding 3.500% Notes due 2025 (the “2025 Old Notes”), (v) an aggregate principal amount of up to $650,000,000 of 4.250% Notes due 2035 (the “2035 Exchange Notes”) for any and all of the outstanding 4.250% Notes due 2035 (the “2035 Old Notes”) and (vi) an aggregate principal amount of up to $600,000,000 of 4.375% Notes due 2045 (the “2045 Exchange Notes” and, together with the 2018 Exchange Notes, the 2020 Exchange Notes, the 2022 Exchange Notes, the 2025 Exchange Notes and the 2035 Exchange Notes, the “Exchange Notes”) for any and all of the outstanding 4.375% Notes due 2045 (the “2045 Old Notes” and, together with the 2018 Old Notes, the 2020 Old Notes, the 2022 Old Notes, the 2025 Old Notes and the 2035 Old Notes, the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, of the Issuer or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) if the undersigned is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes. If a holder of the Old Notes is an affiliate of the Issuer or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933 and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

4